N E W S T R E A M

                                  C A P I T A L




June 18, 2007

Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst. NJ 0701

Re:      Commitment For $7,500,000 Senior Secured Revolving Credit Facility
         ------------------------------------------------------------------

Dear Martin:

New Stream Commercial Finance, LLC ("Lender") is pleased to offer its commitment to provide, on the terms and subject to the conditions set forth in this letter (together with Schedule A attached hereto, this "Commitment Letter"), a Senior Secured Revolving Loan Facility up to a maximum amount of $7,500,000 (the "Financing") to Harvey Electronics, Inc. ("Borrower") and which will be used to refinance Borrower's existing debt and for general working capital needs along with related closing costs.


SUMMARY OF FINANCING TERMS. See Schedule A attached hereto.


LOAN DOCUMENTATION. The loan documents will contain conditions precedent, affirmative, negative and financial covenants, representations and warranties, indemnities, events of default, remedies and other provisions, all as required by Lender. All relevant debt and other documents, intercreditor agreements, equity or stockholder agreements, incentive and employment agreements, tax agreements and other material agreements to be acceptable to Lender. Lender will receive opinions of counsel from Borrower's counsel as requested by Lender in its sole discretion in a form reasonably acceptable to Lender.


     EXPENSES. By signing this letter, regardless of whether the Financing closes, Borrower agrees to pay to Lender, upon demand, all expenses (including all costs and fees of internal and external legal counsel, environmental consultants, appraisers, auditors and other consultants and advisors) incurred in connection with this Commitment Letter, including without limitation, any due diligence related to this Commitment Letter and the Financing (and documentation thereof).


Lender's commitment under this Commitment Letter is subject to the execution and delivery of final legal documents acceptable to Lender and its counsel, the satisfactory completion of its legal and business due diligence and satisfaction of all the Conditions Precedent set forth in Schedule A attached hereto. If through such due diligence or otherwise we obtain information which we believe has had or could have a material adverse effect on Borrower, or which indicates that any information used by us in our financial analysis and approval was materially inaccurate or contained material omissions, we may decline to provide the Financing. To assist us in our evaluation, you will provide to Lender all access which we may require or reasonably request to your facilities, personnel and accountants, and copies of all documents which we may reasonably request or which you have available, including business plans, financial statements (actual and pro forma), and books and records.

This Commitment Letter is being provided to you on the condition that neither it nor its contents will be disclosed publicly or privately except to those individuals who are your officers, employees or advisors who have a need to know of them as a result of their being specifically involved in the Financing and then only on the condition that such matters may not be further disclosed. None of such persons shall use the name of, or refer to, Lender, or any of its affiliates, in any correspondence, discussions, advertisement or disclosure made in connection with the Financing without the prior written consent of Lender.

Regardless of whether the Financing closes, the Borrower shall indemnify, defend and hold harmless Lender, its affiliates and subsidiaries and its affiliates' and subsidiaries respective shareholders, directors, officers, employees, agent, consultants, accountants, attorneys and representatives (collectively, the "Indemnitees") from and against any loss, claim, liability or expense (including, without limitation, reasonable legal fees and disbursements) to the extent incurred in connection with, arising out of, or in any way related to the execution and delivery of this Commitment Letter, the services and functions to be provided hereunder or any of the transactions contemplated hereby, including, without limitation, any such loss, claim, liability or expense incurred by any of the Indemnitees in connection with any investigation, testimony, subpoena or litigation, provided that the Borrower shall not be obligated to indemnify any Indemnitee to the extent such loss, claim, liability or expense is finally determined by a court of competent jurisdiction to have been incurred primarily and directly as a result of the gross negligence or willful misconduct of the Lender. Under no circumstances shall Lender or any of its subsidiaries or affiliates be liable for any punitive, exemplary, consequential or indirect damages which may be alleged to result from this Commitment Letter, the Financing, any transactions contemplated thereby, or any other financing.

To become effective and create a binding commitment by Lender to provide the Financing on the terms and subject to conditions set forth in this Commitment Letter, this Commitment Letter must be accepted by you and a signed copy of an original returned to us at or before 5:00 p.m. (New York Time) on June 20, 2007.

Upon the effectiveness of this Commitment Letter in accordance with the above paragraph, the commitment of Lender hereunder shall remain in effect until the earlier of: (a) the date 30 days from the date of this Commitment Letter, or (b) Lender's written notice to Borrower that any term or condition described herein will not or cannot be fulfilled to Lender's satisfaction in its sole discretion; and, in either case, that Lender has terminated its commitment hereunder by reason thereof. Notwithstanding the expiration or termination of Lender's commitment hereunder, the provisions set forth herein regarding the Commitment Fee, fee and expense reimbursement, indemnities and confidentiality and waiver of jury trial shall survive such expiration or termination.

By your acceptance of this Commitment Letter, you agree that this Commitment Letter supersedes any and all discussions, negotiations, understandings or agreements, written or oral, express or implied, between us, including, without limitation. THIS COMMITMENT LETTER MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ACTUAL OR ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT UNDERSTANDINGS OR
AGREEMENTS OF THE PARTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OTHER THAN A WRITING WHICH EXPRESSLY AMENDS OR SUPERSEDES THIS COMMITMENT LETTER. ALL OTHER WRITINGS PRIOR TO THE DATE HEREOF, ARE NULL AND VOID AND OF NO EFFECT. THERE ARE NO UNWRITTEN ORAL UNDERSTANDINGS OR AGREEMENTS BETWEEN THE PARTIES.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX  FINANCIAL  TRANSACTIONS ARE

MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS COMMITMENT LETTER OR ANY OF THE DEFINITIVE DOCUMENTATION.

To confirm your agreement that Lender should proceed on this basis, please sign and return the enclosed copy of this Commitment Letter accompanied by the amounts specified in Schedule A to the attention of the undersigned. By your signature hereto, you authorize Lender, its agents and representatives, any credit bureau, or any other entity contacted by Lender, to investigate and release data to Lender relating to all aspects of the financial and operational condition of the Borrower, Guarantor and all of their respective subsidiaries and affiliates.

We look forward to continuing to work with you towards completing this Financing.


Sincerely,


NEW STREAM COMMERCIAL FINANCE, LLC

By:    /s/ James McKay
       ------------------------
Name:  James McKay
Its:   President


AGREED AND ACCEPTED THIS 18TH DAY OF JUNE, 2007.



By:/s/Michael E. Recca
   ------------------------------
By:   Michael E. Recca
Its:  Interim Chief Executive Officer

Date: June 18, 2007

SCHEDULE A

This Attachment is a confidential summary of the indicative terms with respect to the Commitment Letter dated June 18, 2007. The terms and conditions outlined herein are not intended to be all inclusive, but rather set forth a general framework from which a mutually satisfactory transaction and the documentation related thereto may be structured. Further, the terms and conditions of this Commitment Letter are subject to legal review and documentation satisfactory to Lender in its sole discretion. This Attachment supersedes any prior oral or written agreements, proposals or understandings with respect to the matters described herein.

Borrower:           Harvey Electronics, Inc. and its subsidiaries.

Guarantor(s):       All subsidiaries.

Lender:             New   Stream   Commercial   Finance,   LLC  or  any  of  its
                    subsidiaries or affiliates.

Facility:           Senior Secured Revolving Loan Facility (Loan Facility) up to
                    a maximum amount of $7,500,000 ("Maximum Funding Amount").

Funding Detail:     The Borrower may draw-down an initial principal amount under the Loan  Facility on the Closing Date (which amount may not exceed the Maximum Funding Amount less any reserves or other availability  holdbacks which may be determined by Lender in
                    its  sole  discretion.   Thereafter,  Borrower  may  request
                    additional fundings which cannot be in amount less than $50k; provided however that no funding will be made by Lender which causes the total debt outstanding under the Loan Facility to exceed the Availability. Availability shall be determined by Lender at the time of each such funding request based on the amounts available for funding pursuant to the terms of the Facility Documents and after giving effect to the outstanding balance of the Loan Facility at that time against the Maximum Funding Amount and any reserves or other availability holdbacks then in effect.

Availability:       Up to 85% of the net orderly liquidation value on Borrower's inventory based on the appraised value plus 85% of the Borrower's eligible credit card accounts receivable.

Interest:           The  interest  rate shall  equal the  prevailing  LIBOR,  as determined and adjusted pursuant to the terms of the Facility Documentation, plus a borrowing spread of 3.00%;
                    provided  however that the minimum interest rate on the Loan
                    Facility shall not be less than 8.50% per annum.

                    Interest will be due and payable at the end of each applicable interest period as specified in the Facility Documentation. Interest shall be calculated on the basis of a 360-day year.

Closing Date:       On or about June 29, 2007.

Maturity:           The initial  term shall be 12 months from the Closing  Date.
                    Upon expiration of the initial term, and conditioned on the Lender's and Borrowers mutual agreement and consent, the Loan Facility may be renewed 1 time, for an additional twelve-month period.

Security:           The Loan  Facility  shall be  secured  by a  first-priority, perfected lien and security  interest in favor of the Lender with  respect  to  all of  Borrower's  existing  and  future
                    assets.   All  security   interests  shall  be  pursuant  to
                    documents, searches and UCC filings as are satisfactory to Lender and its counsel.

Closing Fee:        The  Borrower  shall pay to Lender a Closing Fee which shall be equal to 2.00% of $7,500,000. Such fee will be earned at closing. Such Closing Fee will be payable with half (1%) due at closing and the other half (1%) due on July 31, 2007.

Commitment Fee:     2.00%  of   $7,500,000   which  shall  be  earned  upon  the
                    acceptance of the Commitment Letter and this Schedule by the Borrower and payable at Closing of the Loan Facility. Should the Borrower not fulfill its obligations under the terms cited herein or choose not to close the transaction, the Commitment Fee shall become due and payable immediately.

Unused Commitment
Fee: Borrower will pay a per annum Commitment Fee of 0.50% on the unused portion of the Loan Facility (without giving effect to the limitation imposed by the applicable Financial Covenants or Availability then in effect). Such Unused Commitment Fee shall be payable monthly in arrears and on the Maturity Date.

Collateral Monitoring
Fee: $2,500 to be paid on the closing date and on the first day of each month, thereafter.


Exit Fee:           Borrower  will  pay an  Exit  Fee  equal  to five  5.00%  of
                    $7,500,000. The Exit Fee will be due and payable upon the early termination of Facility or the Maturity Date.

Break-up Fees:      Should  Harvey  Electronics,   Inc.  decide  to  discontinue
                    negotiations ("Harvey Electronics, Inc. Termination") with respect to the transaction contemplated by this Letter after executing this agreement for any reason whatsoever, Harvey
                    Electronics, Inc agrees that New Stream Commercial Finance will be entitled to a Break-up Fee which shall be calculated as follows:

                    (a) Should Harvey Electronics, Inc. Termination occur prior to the date that New Stream Commercial Finance obtains a credit approval with respect to the transaction, the Break-up Fee shall equal $75,000.00.

                    (b) Should Harvey Electronics, Inc. Termination occur subsequent to the date that New Stream Commercial Finance obtains a credit approval, the Break-up fee shall equal $150,000.

                    (c)  Should  New  Stream  terminate   subsequent  to  credit
                    approval their will be no Break-up fee.

Covenants:          Lender  anticipates  that covenants shall be incorporated in the Loan Facility documents as are customary and usual for financing transactions similar to the transaction proposed herein.

Blocked Account
Agreement:          Borrower will execute a blocked  Account/lock  box agreement with the bank of Borrower's choosing. This agreement will direct all remittances to Borrower on a daily basis to an account designated by Lender. It will also serve as the Bank to which Lender will advance all funds requested under the Agreement.

Conditions
Precedent:          Customary  conditions  precedent to a Closing shall include, but not be limited to the following matters or items, each to be in the scope, manner, form and substance, and having the results, satisfactory to Lender in its sole discretion:

                    (A) the completion of any remaining due diligence required by Lender in its sole discretion including, but not limited to, the satisfactory review of the following: (i) all organizational documentation, intercompany agreements, licenses and other documentation of or relating to the Borrower which Lender deems material, (ii) the terms and provisions of all other debt, leases, and equity of the Borrower, (iii) the terms of any other agreements (including all consulting, site acquisition, construction management, general contracting, build-to-suit, site management, or other contracts) pertaining to the Borrower which Lender deems material and which are not otherwise included in the above, (v) satisfactory background and reference checks, with respect to key management personnel of the Borrower,
                    (vi) all environmental reports currently existing or required by Lender with respect to the property and operations of the Borrower, which shall show no material violations or spills, (vii) insurance certificates listing the Lenders as loss payee and additional insureds, and
                    (viii) all UCC, tax lien and judgment/bankruptcy searches on the Borrower, the investors and their assets as Lender deems necessary or prudent; (B) receipt of credit approval and completion of all loan and credit documentation and other documentation related to the transaction contemplated hereby (collectively, the "Facility Documents"), which is deemed necessary or prudent by Lender, in form and substance satisfactory to Lender; including, without limitation: (i)
                    any legal opinions required by Lender, and (ii) all documentation required to establish and protect the Lenders' rights and security interests; (C) receipt of all necessary governmental, shareholder, corporate and third party consents and approvals in form and substance satisfactory to Lender; (D) evidence of no litigation against the Borrower deemed material by Lender and no material adverse change including no material pending or threatened litigation, bankruptcy or other proceeding in the financial condition, operations, business prospects or assets of the Borrower, as determined by Lender in its discretion; and (E) payment of all reasonable fees and expenses due to Lender and its counsel.

                    Additionally, the following terms will represent conditions precedent to the Closing of the Facility:

                    o Satisfactory completion of all legal review and documentation.
                    o Implementation of lockbox and blocked account agreements whereby all of Harvey Electronics, Inc receipts will be paid and will firstly be applied to the amount due and owing under the Loan Facility. All blocked accounts to be zero balance accounts.
                    o Financial and tax review of Harvey Electronics, Inc. and its subsidiaries, and affiliates performed by New Stream Commercial Finance with results satisfactory to New Stream Commercial Finance on or prior to Closing.
                    o Minimum excess availability (including cash) at close to be $1,500,000 without any deterioration of working capital.

Reporting
Requirements:       Within 30 days of the end of each fiscal month, the Borrower will supply the Lender with a monthly summary income statement, balance sheet, operating cash flow statement, and performance to budget and prior year analyses.

                    The Borrower will supply the Lender, for each fiscal quarter, with a quarterly income statement, balance sheet, and operating cash flow statement (the foregoing compared to the prior years same quarter results) within 45 days of the end of the fiscal quarter. The statements will be prepared in accordance with GAAP and contain a full compliance certificate executed by an authorized officer of the Borrower.

                    Within 105 days of the Borrower's fiscal year end, the Borrower will supply to the Lender unqualified, annual, audited consolidated financial statements accompanied by their respective consolidating statements and a financial compliance certificate executed by an authorized officer of the Borrower and Guarantor, respectively. The audit will be from an independent public accounting firm of recognized national standing.

                    Within 30 days of each fiscal year beginning, the Borrower will supply to the Lender a summary annual budget for such fiscal year, the format of which will be satisfactory to the Lenders.

                    Additional reports will be provided that are customary to a financing of this nature as well as such other information respecting the condition or operations of the Borrower and Guarantor, financial or otherwise, as the Lender may reasonably request.

Syndication:        Syndication  and/or  Participation  of all or a part  of the
                    Facility may be done at Lender's sole discretion.

Confidentiality:    This Commitment Letter and this Schedule is delivered to the
                    Borrower with the understanding that neither this Commitment
                    Letter nor this Schedule nor their terms and conditions shall be disclosed by the Borrower to any third parties other than its agents, its attorneys or its representatives under an obligation to keep this proposal and its terms and conditions strictly confidential except as approved by Lender.

Documentation:      All parties to the  transaction  contemplated  hereby  would have to negotiate mutually acceptable definitive final written documentation.

Representations and
Warranties:         Customary for facilities of this nature,  including, but not limited to, corporate existence;  corporate and governmental authorization;  enforceability;  financial  information;  no material adverse change; compliance with laws and agreements
                    (including   environmental   laws);   compliance   with  all
                    applicable communications laws and regulations (including federal and state regulations and orders); compliance with ERISA; no material litigation; payment of taxes; financial condition; and full disclosure.

Yield Protection:   Standard yield protection  provisions  covering such matters as increased costs  (including,  without  limitation,  those
                    relating   to   capital   adequacy,   funding   losses   and
                    illegality), payments grossed up to the extent of any withholding taxes, and similar provisions.

Events of Default:  Customary  for   transactions  of  this  nature,   including
                    cross-defaults to other indebtedness (or capital leases).

Default Rates:      Upon the occurrence and  continuation of an event of default under the  Facility  Documents,  applicable  Interest  Rates shall increase by 2.00%; provided, however, that in an event of default related to interest,  fee or principal  payments,
                    applicable   interest   rates   shall   increase  by  4.00%.

Allocation  of
Compensation:       Notwithstanding   any  specific   allocation   of  any  fees
                    described above, all fees and other amounts payable as set forth above may be allocated between and among Lender and its affiliates in the sole and absolute discretion of Lender.

Governing Law:      Connecticut  Law.  Each party  shall  waive any right it may have to a trial by jury.

Expenses:           Borrower agrees that it will provide additional underwriting deposits when  requested by Lender as it deems  necessary to pay the expenses  specified  herein.  The  Borrower  will be responsible for all reasonable costs and expenses associated with documenting and closing of the transaction,  including, but not limited to, the reasonable  costs! fees and expenses of attorneys,  investigative!  solvency,  environmental  (if applicable) and other  consultants and collateral audit tees and expenses incurred or paid by Lender,  whether or not the
                    transaction   contemplated   hereby  closes  or  is  funded.
                    Underwriting,   audit,  and  syndication  services  will  be
                    charged to Borrower as needed to conclude the transaction at
                    the  following  rates:  Senior  Lender  $5,000/day,   Senior
                    Underwriter  $3,000/day,  and Auditors per amount charged by
                    outside   audit   firm.   New  Stream   Commercial   Finance
                    underwriting  cost  (Senior  Lender and Senior  Underwriter)
                    will  not  exceed  $40,000.   The  Borrower  shall  also  be
                    responsible for all reasonable fees and expenses incurred or in connection with syndicating,  administering,  amending or
                    modifying  any  transaction   documentation,   or  enforcing
                    rights,  remedies  and actions  taken under the  Facilities.
                    Lender  will use its best  efforts to give  Borrower  and/or
                    Guarantor weekly reports on expenses  incurred (which may be estimated  in some  cases)  through the  Closing  Date.  The
                    Borrower  will  also  be  responsible   for  any  reasonable
                    periodic fees and expenses incurred after Closing. By execution of the Commitment Letter, the Borrower expressly agrees to perform and be bound by the terms and conditions of this paragraph.


It should be understood that Lender and its subsidiaries and affiliates are under no legal or other obligations (conditional or otherwise) with respect to the Facility or the matters contemplated hereby, unless and until the conditions contained in the Commitment Letter and this Attachment and the conditions specified in any executed final Facility Documents are fulfilled. By your signature hereto, you agree not to discuss or solicit any competing proposal or offer, or enter into any agreement relating to any other senior debt financings, unless and until this Commitment Letter is terminated by Lender.

Lender hereby notifies each of the Borrower and any Guarantor(s) that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the "Act'), it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of each Borrower and any Guarantor(s) and other information that will allow Lender to identify such person in accordance with the Act Each of the Borrower and any Guarantor(s) are hereby advised that this proposal is subject to satisfactory results of such verification.


The parties acknowledge that this Schedule A has not been fully negotiated and that a number of terms described herein are subject to further discussion